Exhibit 99.2

Questions and Answers

November 30, 2006

Q. Who is eligible for the Early Retirement Option (ERO)?

A. Any employee who is at least 50 years old or older and has at least ten years of service. The Company is going to give these employees five additional years of age and service in calculating their potential retirement benefit, but the additional years of age or years of service will be limited to what the employee could achieve at age 65.

An employee who is 50 with 10 years of service would be treated as if they are 55 with 15 years of service and as a result would qualify for early retirement under the Defined Benefit Plan. An employee that is 54 with 18 years of service would be treated as 59 with 23 years of service in calculating their potential retirement benefit. An employee that is 62 with 30 years of service would be treated as 65 with 33 years of service in calculating their potential retirement benefits.

Q. How long do I have to decide if I want to select the ERO?

A. The employee will receive a package of additional materials within a week and he or she will then have 45 days to make a decision.

Q. Can I change my mind after I select the ERO?

A. You have seven days from the day you agree to take ERO to rescind your decision.

Q. Will I be able to continue on the Company’s group health insurance if I select the ERO?

A. The Company will make available, only to the employees that participate in the ERO, the opportunity to participate in the Company's annual group health plan until:

- The employee takes another job that has health insurance available.
- The employee can get coverage under their spouse's plan.
- The employee is eligible for Medicare.

Q. If I select the ERO, what type of health insurance coverage can I get and what will it cost?

A. Participating ERO candidates will have available the same health insurance plans that the then current Shentel employees are offered. You will need to apply each year and stay current on your monthly payments for your portion of the premium. The ERO participants may select any option offered to then current employees. The Company will pay 50% of the premium for employee's individual coverage. The employee will be responsible for the remaining 50% and any dependant coverage.

Q. If I am not on a Shentel group health insurance plan today, can I get health insurance coverage under the ERO?

Questions and Answers

November 30, 2006

A. No, you must have been enrolled on the date the ERO was announced to be covered under the ERO option.

Q. If I select the ERO, but not the insurance coverage and sometime in the future I lose my health insurance coverage, can I then apply to get coverage on Shentel's plan?

A. No. If you are not covered at the time of the ERO announcement, or ever cease being covered, you can not reapply for insurance.

Q. Will the health insurance option be offered to former or future retirees?

A. No. The Company has no plans to expand healthcare coverage. This is a one-time option for the ERO candidates.

Q. What is the ERO Transition Bonus and when will I get the money?

A. To assist any employee that selects the ERO to transition either to retirement or another job, the Company will give the employee on the next regular payday following their last day of employment, a bonus of one week's pay for every year of service up to a maximum of 12 weeks.

Q. What will be the last day of employment for ERO candidates?

A. The last day of employment will be determined on a case by case basis at the Company's option to allow for an orderly transfer of responsibilities. The range for the last day will be between February 1, 2007 and April 30, 2007.

Q.	What will happen to the unvested stock options of those who select the ERO?

A. The final 50% of the 2005 option grants are scheduled to vest on March 21, 2007. If the employee's last day is prior to that date, the Board of Directors will be asked to accelerate the vesting of those options prior to the last day of employment. According to the option agreements, the retiree will have until the grants expire to exercise the options.

Q. Why is the company eliminating the current Defined Benefit Pension Plan?

A. The Company has evaluated how to best balance the costs of the current plan with the ability to offer flexible options to employees in a changing workplace. Plans such as our current pension plan are most valuable to employees who are able to spend their entire career at a single employer; they are less valuable for employees that have multiple employers. With the changes announced, the Company will continue to contribute towards an employee’s retirement, but employees will have more say on how their funds are invested and will be able to take the funds they earn with them if they change employers.

Q. I know that many pension plans are in trouble. Is the Shentel plan in trouble?

A. Our plan is well funded and the Company has committed to provide any additional funds needed for the termination of the plan and distribution of its assets. All Defined Benefit Pension Plan participants will receive all of the benefits they have earned through

Questions and Answers

November 30, 2006

January 31, 2007. It is true that many other pension plans are in trouble and a number of U.S. workers are facing the reality that the amount of pension income they had earned will not be there when they retire. That is not the case with the Shentel plan.

Q. What is the effective date for the end of the current Defined Benefit Pension plan?

A. January 31, 2007 will be the termination date of the Defined Benefit Plan. The plan will be frozen as of that date and the value of each employee's benefit will be calculated. We anticipate that the assets will be distributed in August 2007.

Q. What is going to happen to the current retirees?

A. They will see no change to their monthly retirement income. The Company will purchase an annuity in their name to enable them to continue to receive their promised benefit.

Q. What about the employees that select the ERO?

A. The ERO candidates have three options for receiving their pension value. They can select to have the Company purchase an annuity to provide their earned benefit; they can roll their balance into a 401(k) or an IRA tax free; or they can take a lump sum distribution that could be subject to a 10% penalty and would be taxed as ordinary income. The Company strongly recommends that the employee not select the third option.

Q. What about employees that are not retiring?

A. All employees will have the opportunity to roll over their pension balance into the Company 401(k) plan on a tax free basis, or if the value is over $5,000 they can request that the Company purchase an annuity to provide them a recurring monthly payment once they reach age 65.

Q. I have worked for Shentel for less than five years. Under the current pension plan, I do not vest until I have been employed for five years. Does that mean that I get nothing?

A. Due to the termination of the pension plan, all accrued benefits will fully vest. Any employee working on January 31, 2007 will have their accrued benefit transferred into their 401(k) account or a lump sum distribution (subject to early withdrawal penalties and ordinary income taxes).

Q. What if I do not have a 401(k) account?

A. Shentel plans to set up a 401(k) account for any employee that currently does not have a 401(k) account.

Q. Can I get my defined benefit pension funds in a lump sum and not roll them into a 401(k) account?

Questions and Answers

November 30, 2006

A. Yes you can, but the Company strongly urges the employee not to take that option. If this option is selected, the employee may be liable for a penalty equal to 10% of the lump sum value and the distribution will be taxed as ordinary income. Depending on the employee's tax bracket, they could lose up to 50% of their value in taxes and penalties.

Q. What about former employees who have not yet started receiving a monthly pension check?

A. Former employees will receive any benefits that they have earned. If the former employee has over $5,000 of vested benefit value, they will have the option to have the Company purchase an annuity that will pay them a monthly benefit at age 65. All former employees with over $1,000 of vested benefit value can roll the distribution into an IRA or other tax deferred account. They can also request a lump sum that will be subject to current penalties and taxes. Former employees with $1,000 or less in benefit value will only have the option of the lump sum distribution.

Q. What is replacing the current Defined Benefit Pension Plan?

A. The Company will enhance the current 401(k) plan. Today, Shentel offers an optional 401(k) plan for all employees. To encourage saving for retirement, the Company matches 100% of the employee's contribution on the first two percent of their wages and a 50% match on the contribution of their second two percent of their wages.

Going forward the 401(k) plan will become our primary retirement plan. The advantage of the 401(k) plan is that the employee has more control on how their retirement funds are invested and the funds are mobile and can be moved to another plan if the employee decides to change jobs.

Shentel will contribute an amount equal to five percent of an employee’s qualified wages each pay period to the employee's 401(k) account regardless of whether the employee elects to defer a portion of his or her wages. To encourage the employee to save for their retirement, Shentel will continue the current matching program on the first four percent of the employee's contribution. If the employee makes the matching contribution of four percent of their wages, the total being put into their 401(k) account would be twelve percent, with eight percent being contributed by the company.

Q. Will every employee have a 401(k) account?

A. Yes. The Company will set up an account for all current and new employees. New employee accounts will be set up at the same time the employee is eligible for the health benefits.

Q. When will the Company start contributing the enhanced amounts to the employee's 401(k) account?

A. The first contributions will be for the pay period ending January 13, 2007.

Q. Will there be restrictions on the Company's Contribution to the 401(k) Plan?

Questions and Answers

November 30, 2006

A. For any existing employee with less than three years of service or for new employees, two percent of the five percent Company contribution and the matching three percent will not vest until they reach three years of service. The dollars will be put into the employee's account every two weeks, but if the employee leaves Shentel for any reason prior to three years, the employee will not receive that portion of the Company contribution. The first three percent of the five percent Company contribution has no vesting requirement and belongs to the employee once it is put into their 401(k) account.

Q. Will the Company's contribution always be five percent of wages plus the three percent match on the first four percent of employee contributions?

A. At this time that is the decision, but the Company has the option to change the percentage in the future if circumstances require.

Q. Are any changes to the life or health insurance benefits planned?

A. No. We are just finishing up enrollment for the upcoming 2007 benefit plan year. Other than changes previously announced, such as the changes to insurance premiums and the company flex contribution, there are no other changes planned.

Q. The Company announced that they anticipate an involuntary reduction in force in addition to the ERO. How many positions are being eliminated?

A. The exact number of employees that will be impacted by the involuntary reduction in force can not be determined until the Company knows how many employees take advantage of the ERO. The Company anticipates that a total of about 50 positions will be eliminated under the ERO, attrition and the involuntary reduction in force combined.

Q. Do any of the positions that will be eliminated include Shentel PCS employees?

A. A position that directly supports PCS may be included, but this number does not include any PCS sales or field operations employees. If the PCS business is sold in the future, we anticipate the sales and field operations employees will continue employment with the PCS operation.

Q. When will an employee know if their position will be eliminated in the involuntary reduction in force?

A. At this point, no final decisions have been made on which positions will be eliminated. Senior Management cannot complete working through that process until the participation results are known from the ERO. The Company plans to announce that information before the end of February.

Q. Have any plans been made for helping an employee whose position will be eliminated?

A. Yes. The Board has approved a range of severance payments for those who may be terminated by this process. The payment will be based on years of service and position level. The range will be up to 26 weeks of pay for an hourly employee, with a minimum

Questions and Answers

November 30, 2006

of eight weeks of pay. Salaried employees in the highest level positions may get up to 52 weeks, with a minimum of 12 weeks.

Q. If my position is eliminated, what happens to my unvested stock options?

A. Management plans to ask the Board of Directors to accelerate the vesting of the remaining 50% of the March 2005 option grants for any employee that is impacted by the involuntary reduction in force.

Q. The Company announced that it was reviewing the overall compensation package and is moving towards a system that is merit based. What is the status and when will it be implemented?

A. Management has retained the assistance of a consulting firm to help us gather information to formulate a plan that is merit based.

Q. Will the Company retain the format of the current hourly scale?

A. It is expected that the current hourly scale will be eliminated. Both salaried and hourly positions will have a range rather than steps, and employees will earn their increases annually based on merit and market pricing.

Q. Management announced in the spring that it was looking at the entire compensation plan. Is this the same project and when will it be implemented?

A. Yes it is the same project. We had hoped to have it completed by fall, but the project has taken longer to complete than originally planned. The current target is to implement by the end of the first quarter 2007.

Q. When will details be available on the new Merit Plan?

A. The details should be shared by the middle of the first quarter of 2007.

Q. This sounds like all these changes will cost a lot of money. Can the Company afford to make all of these changes at this time?

A. Yes, it will be expensive to implement all these changes. The exact cost can not be determined until the employees make their decisions, but the costs will likely be several million dollars. Fortunately, the financial position of the Company is strong and can afford to fund these decisions. Management and the Board felt it was important for the Company to be proactive and make these decisions now when the Company is financially strong. Doing so will help the Company remain strong and become more competitive.

Q. Who should I contact if I have additional questions about the changes announced on November 30th?

A. You may ask your supervisor or contact Bobby Gadams in Human Resources.